SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 30, 2002
Date of Report (date of earliest event reported)

GADZOOX NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

000-26541 (Commission File)	77-0308899 (IRS Employer Identification Number)

5850 Hellyer Avenue
San Jose, CA 95138
(Address of principal executive offices, including zip code)

(408) 360-4950
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

     Gadzoox Networks, Inc. announced that Steve Dalton has been appointed as its new president and chief executive officer, effective May 30, 2002. Mr. Dalton will replace Michael Parides, who resigned his positions as president and chief executive officer and as a member of the board of directors. In addition to his role as Gadzoox’ new chief executive officer, Mr. Dalton has been appointed as a director to fill the vacancy on the board of directors created by Mr. Parides’ resignation. Mr. Dalton previously held the position of vice president of engineering with Gadzoox.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press Release, dated June 3, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GADZOOX NETWORKS, INC.

Date:June 3, 2002	By:	/s/ Barbara Velline

Barbara Velline Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated June 3, 2002, of Gadzoox Networks, Inc.